EXHIBIT 21.1

LIST OF SUBSIDIARIES OF PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(THE “COMPANY”)

Treatment

Perma-Fix of Florida, Inc. (“PFF”), a Florida Corporation, is a 100% owned subsidiary of the Company.

Diversified Scientific Services, Inc., (“DSSI”) a Tennessee Corporation, is a 100% owned subsidiary of the Company.

East Tennessee Materials and Energy Corporation, (“M&EC”) a Tennessee Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Northwest Richland, Inc. (“PFNWR”), a Washington Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix Northwest, Inc. (“PFNW”), a Washington Corporation, is a 100% owned subsidiary of the Company.

Services

Safety and Ecology Corporation (“SEC”), a Nevada corporation, is a 100% owned subsidiary of the Company.

SEC Radcon Alliance, LLC (“SECRA”), a Tennessee corporation, is a 100% owned subsidiary of the Company.

Perma-Fix Environmental Services UK Limited, a United Kingdom corporation, is a 100% owned subsidiary of the Company.

Safety and Ecology Holdings Corporation (“SEHC”), a Nevada corporation, is a 100% owned subsidiary of the Company.

SEC Federal Services Corporation, a Nevada corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Canada, a Canadian corporation, is a 100% owned subsidiary of the Company.

Medical

Perma-Fix Medical LLC, is a 100% owned subsidiary of the Company.

Discontinued Operations

Perma-Fix of South Georgia, Inc. (“PFSG”), a Georgia Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Michigan, Inc. (“PFMI”), a Michigan Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Memphis, Inc. (“PFM”), a Tennessee Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Dayton, Inc. (“PFD”), an Ohio Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix Treatment Services, Inc. (“PFTS”), an Oklahoma Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Orlando, Inc. (“PFO”), a Florida Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Maryland, Inc. (“PFMD”), a Maryland Corporation, is a 100% owned subsidiary of the Company.

Perma-Fix of Pittsburgh, Inc. (“PFP), a Pennsylvania Corporation, is a 100% owned subsidiary of the Company.